SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2010

EXOBOX TECHNOLOGIES CORP

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51689	88-0456274
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

5780 Avenida Robledal
Pensacola, Florida	32504
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (850) 384-3009

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14z-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

A compilation of the proxy’s which were received and tallied at the annual shareholders meeting indicated that approximately 24% of all outstanding shares were represented. The following votes (rounded to the nearest million) were tallied on each Proposal. Election of the current Board: 53 million For, 33 million Against, 5 Abstained; Proposal for changing auditors: 61 million For, 12 Against, 18 Abstained; Proposal for transferring technology to 100% owned SUEZ: 59 million For, 16 million Against, 17 Abstained; Proposal to sell technology to Burnt Hickory 50 million For, 9 million Against, 4 Abstained. Proposal giving authority to the board to effect a reverse split 37million For, 52 million Against, less than 1 million abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 2, 2011

EXOBOX TECHNOLOGIES CORP

By:	/s/ Carl Ulepich
Carl Ulepich
Secretary of the Board